     As filed with the Securities and Exchange Commission on April 26, 1996

                                    Registration No 333-___________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                           CORESTATES FINANCIAL CORP
                           -------------------------
             (Exact name of registrant as specified in its charter)

               Pennsylvania                              23-1899716
               ------------                              ----------
          (State of incorporation)                     (IRS Employer
                                                    Identification No.)

        Philadelphia National Bank Building
        Broad and Chestnut Streets
        Philadelphia, PA                                 19107
        -----------------------------------              -----
        (Address of Principal Executive                (Zip Code)
        Offices)

                     MERIDIAN BANCORP, INC., SAVINGS PLAN
                     ------------------------------------
                           (Full title of the plan)

                          ---------------------------

                             David T. Walker, Esq.
                           CoreStates Financial Corp
                      Philadelphia National Bank Building
                           Broad and Chestnut Streets
                            Philadelphia, PA  19107
                                 (215) 973-5680
           (Name, address and telephone number of agent for service)

                              ____________________

                                    Copy to:

                              Vernon Stanton, Jr.
                             DRINKER BIDDLE & REATH
                      Philadelphia National Bank Building
                                   11th Floor
                              1345 Chestnut Street
                          Philadelphia, PA  19107-3496

                        CALCULATION OF REGISTRATION FEE

=====================================================================================
  Title of                Amount             Proposed       Proposed      Amount of
 Securities               to be              Maximum        Maximum      Registration
   to be               Registered         Offering Price   Aggregate        Fee(1)
 Registered                                Per Share(1)    Offering
                                                           Price(1)
- ------------------------------------------------------------------------------------
Common Stock,        150,000 shares         $39.0625      $5,859,375       $2020.47
par value $1.00
per share
====================================================================================

(1) Calculated pursuant to Rule 457(c). Computed based upon $ 39.0625 per share, the average of the high and low prices of a share of Common Stock of the Company reported in the New York Stock Exchange consolidated reporting system on April 19, 1996. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan.

                                     PART I

                   INFORMATION REQUIRED IN THE SECTION 10(A)
                                   PROSPECTUS

                   (Not required to be filed as part of this
                            registration statement)


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


     ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

          Corestates Financial Corp (the "Company") hereby incorporates the following documents into this registration statement by reference:

          (a) The Company's latest Annual Report filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 or the latest Prospectus filed pursuant to Rule 424(b) or (c) under the Securities Act of 1933 and the Plan's latest Annual Report filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, which contains, either directly or by incorporation by reference, certified financial statements for the Company's latest fiscal year for which such statements have been filed.

          (b) The Company's Current Reports on Form 8-K dated January 8, 1996, January 17, 1996, April 3, 1996, April 9, 1996 and April 17, 1996;

          (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Annual Reports or the Prospectus referred to in (a) above; and

          (d) The description of the Company's Capital Stock which is contained in the Prospectus included in the Registration Statement of CoreStates Financial Corp on Form S-4 (No. 33-300067), under "Description of Capital Stock."

          All reports subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

     ITEM 4.  DESCRIPTION OF SECURITIES.

               Not applicable.


     ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.


               Not applicable.


     ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Pennsylvania Business Corporation Law ("PBCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of such corporation) by reason of the fact that the person is or was a representative of the corporation (or is or was serving at the request of the corporation as a representative of another corporation) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action or proceeding, if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          The PBCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys' fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a threatened, pending or completed derivative action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which such action was bought determines upon application that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

          The PBCL provides that the indemnification described above shall not be deemed exclusive of other indemnification that may be granted by a corporation pursuant to its By-Laws, disinterested directors' vote, shareholders' vote, agreement or otherwise; provided that the indemnification
                                            --------
shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

          The PBCL also empowers corporations to purchase and maintain insurance on behalf of any person who is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative for another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability as described above.

          The Articles of Incorporation of CoreStates Financial Corp (the "Registrant") provide that no director or officer of the Registrant, as such, shall be personally liable to the Registrant or its shareholders for monetary damages for any action taken, or any failure to take any action, except where the director or officer (a) has breached or failed to perform the duties of his or her office under the Registrant's Articles of Incorporation, By-laws or applicable provisions of law and such breach or failure to perform constitutes self-dealing, willful misconduct or recklessness, (b) is responsible or liable pursuant to a criminal statute or (c) is responsible or liable for the payment of taxes pursuant to local, state or federal law.

          Pursuant to the Registrant's By-laws, the Registrant is obligated to indemnify an Indemnified representative (as defined below) against any Liability (as defined below) incurred in connection with any Proceeding (as defined below) in which the Indemnified representative may be involved as a party or otherwise, by reason of the fact that such person is or was serving in an Indemnified capacity (as defined below), including, without limitation, liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to strict or products Liability, except:

           (i) where such indemnification is expressly prohibited by applicable law, or

          (ii) where the conduct of the Indemnified representative has been determined to constitute willful misconduct or recklessness within the meaning of 42 Pa.C.S. ((S)) 8365(b) (now a reference to PBCL ((S)) 1746(b)) or any superseding provision of law, sufficient in the circumstances to bar indemnification against Liabilities arising from the conduct.

For purposes of the foregoing,

          "Indemnified capacity" means any and all past, present and future service by an indemnified representative in one or more capacities as a director, officer, employee or agent of the Registrant, or, at the request of the Registrant, as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise;

          "Indemnified representative" means any and all directors and officers of the Registrant and any other person designated as an indemnified representative by the Board of Directors of the Registrant (which may, but need not, include any person serving at the request of the Registrant, as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise);

          "Liability" means any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan, or other cost or expense of any nature (including, without limitation, attorneys' fees and disbursements); and

          "Proceeding" means any threatened, pending or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the Registrant, a class of its security holders or otherwise.

          The Registrant's By-laws provide that to further effect, satisfy or secure indemnification obligations, the Registrant may maintain insurance, obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant security interests in any assets or properties of the Registrant, or enter into any other arrangement as the Board of Directors of the Registrant deems appropriate.

          The By-laws also specify that the right to indemnification provided thereby is a contract right and entitles the persons to be indemnified to be reimbursed for the expense of prosecuting any such claim against the Registrant and to have all expenses incurred in advance of the final disposition of a proceeding paid by the Registrant upon the receipt of an undertaking by or on behalf of such persons to repay such amounts if it ultimately is determined in an arbitration proceeding conducted pursuant to the Registrant's By-laws that such persons are not entitled to be indemnified by the Registrant. The rights to indemnification and advancement of expenses granted pursuant to the By-laws continue as to a person who has ceased to be an Indemnified representative in respect of matters prior to such time and inure to the benefit of representatives of such a person.

          Any dispute related to the right to indemnification or advancement of expenses as indemnification for liabilities arising under the Securities Act of 1933 which the Registrant has undertaken to submit to a court for adjudication shall be decided only by arbitration in accordance with the commercial arbitration rules then in effect of the American Arbitration Association. Any award entered by the arbitrators shall be final, binding and nonappealable and judgement may be entered thereon by any party in accordance with applicable law in any court of competent jurisdiction.


     ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

               Not applicable.


     ITEM 8.   EXHIBITS.


          4 Instruments defining the rights of security holders: Meridian Bancorp, Inc. Savings Plan

          5 The Company has submitted or will submit the Meridian Bancorp, Inc. Savings Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify such Plan.

          23.1 Consent of Ernst & Young LLP as to the financial statements of Corestates Financial Corp.

          23.2 Consent of KPMG Peat Marwick LLP as to the financial statements of Meridian Bancorp, Inc.

          23.3 Consent of KPMG Peat Marwick LLP as to the financial statements of Constellation Bancorp

          23.4 Consent of KPMG Peat Marwick LLP as to the financial statements of United Counties Bancorporation

          23.5 Consent of Coopers and Lybrand LLP as to the financial statements of Independence Bancorp, Inc.

          24   Powers of Attorney

ITEM 9.   UNDERTAKINGS.
          ------------


     The undersigned Company hereby undertakes:


     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");


          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any duration from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in value and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" Table in the effective registration statement; and


          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.


          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for purposes of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.


     (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     (4) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(a) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------


     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized in the City of Philadelphia, Commonwealth of Pennsylvania on April 22, 1996.


                    CORESTATES FINANCIAL CORP


                    By: /s/ Terrence A. Larson
                        -----------------------
                       Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signatures                    Title               Date
- ------------------------------  ---------------------  --------------

/s/ Terrence A. Larsen          Director, Chairman of  April 22, 1996
- ------------------------------  the Board and Chief
Terrence A. Larsen              Executive Officer


/s/ David E. Sparks             Chief Financial        April 22, 1996
- ------------------------------  Officer
David E. Sparks


/s/ Christopher J. Carey        Controller             April 22, 1996
- ------------------------------
Christopher J. Carey


    Robert W. Cardy*            Director               April 22, 1996
- ------------------------------
Robert W. Cardy


    Carlton E. Hughes*          Director               April 22, 1996
- ------------------------------
Carlton E. Hughes


    Ernest E. Jones*            Director               April 22, 1996
- ------------------------------
Ernest E. Jones

    Herbert Lotman*             Director               April 22, 1996
- ------------------------------
Herbert Lotman


    George V. Lynett*           Director               April 22, 1996
- ------------------------------
George V. Lynett


                                Director               April 22, 1996
- ------------------------------
Marlin Miller, Jr.


    Samuel A. McCullough*       Director               April 22, 1996
- ------------------------------
Samuel A. McCullough


    Patricia A. McFate*         Director               April 22, 1996
- ------------------------------
Patricia A. McFate


                                Director               April 22, 1996
- ------------------------------
Lawrence R. Pugh

   James M. Seabrook, Sr.*      Director               April 22, 1996
- ------------------------------
James M. Seabrook, Sr.

    Raymond W. Smith*           Director               April 22, 1996
- ------------------------------
Raymond W. Smith

    George Strawbridge, Jr.*    Director               April 22, 1996
- ------------------------------
George Strawbridge, Jr.

    Peter S. Strawbridge*       Director               April 22, 1996
- ------------------------------
Peter S. Strawbridge

    Judith M. von Seldeneck*    Director               April 22, 1996
- ------------------------------
Judith M. von Seldeneck

* by  /s/ Terrance A. Larson
     ----------------------------
      Attorney-In-Fact

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Administrator of the Meridian Bancorp Inc., Savings Plan ("Plan") has duly caused this registration statement to be signed on behalf of the Plan by the undersigned, thereunder duly authorized, on April 22, 1996.


                                     MERIDIAN BANCORP INC., SAVINGS PLAN



                                     By: /s/ Maureen Pugh
                                        ----------------------------------
                                  Title: Senior Vice President

                                 EXHIBIT INDEX
                                 -------------


Description                                                Number        Page
- -----------                                                ------        ----


Meridian Bancorp Inc., Savings Plan                            4


Consent of Ernst & Young LLP as to the financial            23.1
statements of Corestates Financial Corp.

Consent of KPMG Peat Marwick LLP as to the                  23.2
financial statements of Meridian Bancorp, Inc.

Consent of KPMG Peat Marwick LLP as to the                  23.3
financial statements of Constellation Bancorp.

Consent of KPMG Peat Marwick LLP as to the                  23.4
financial statements of United Counties Bancorporation.

Consent of Coopers & Lybrand LLP as to the financial        23.5
statements of Independence Bancorp, Inc.

Powers of Attorney                                          24